EXHIBIT (b)(ii)
                                                                 ---------------

                             STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT ("Pledge Agreement") is executed this 22nd day of April, 2005, by and between GIBBS HOLDINGS, LLC, an Oklahoma limited liability company ("Pledgor") and BANCFIRST, a State of Oklahoma banking association ("Bank").

                               W I T N E S S E T H

A. Contemporaneous with the execution of this Pledge Agreement, John and Susan Gibbs (the "Gibbs"), Pledgor (the Gibbs and Pledgor are sometimes referred to herein as the "Borrowers") executed and delivered to Bank the Loan Agreement (the "Loan Agreement");

B. Pursuant to the terms of the Loan Agreement, the Borrower executed and delivered to Bank the Note (as defined below);

C. Pledgor and the Bank have agreed that as a condition precedent, among other conditions precedent, and in order to induce the Bank to advance the funds described in the Loan Agreement and evidenced by the Note (the "Loan"), Pledgor should execute this Pledge Agreement in the form hereof in order to pledge 100% of Pledgor's ownership of the common stock in Redwood MicroCap Fund, Inc.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

A. CERTAIN DEFINITIONS: As used in this Pledge Agreement, capitalized terms shall have the following meanings:

          1. "Code" shall mean the Uniform Commercial Code adopted in the State of Oklahoma as in effect on the date of this Pledge Agreement.

          2. "Company" shall mean Redwood MicroCap Fund, Inc.

          3. "Loan Documents" shall mean the Loan Agreement, the Note, this Pledge Agreement, and any and all other instruments and documents executed and delivered in connection with, or to secure Borrower's obligations under the Loan Agreement, as the same may be amended from time to time.

          4. "Note" shall mean the promissory note dated as of the date hereof, in the aggregate face amount of $1,400,000.00, as more particularly described in the Loan Agreement, and all renewals, replacements, and extensions thereof made by Borrowers payable to the order of Bank.

          5. "Pledged Interest" shall any and all shares of issued and outstanding common stock of the Company registered in the name of and owned by Pledgor, together with any additional shares acquired by Pledgor from time to time which Pledgor hereby agrees to pledge hereunder or under the Loan Agreement.

          6. "Secured Indebtedness" shall mean (i) Borrower's obligations under the Note, the Loan Agreement and all other Loan Documents, (ii) all fees, expenses, and charges (including but not limited to indemnification and reimbursement obligations and attorneys' fees) payable under the Loan Documents, and (iii) all other obligations set forth or described in the Loan Agreement, and any renewals or extensions for any of the above.

          Capitalized terms used herein shall, unless otherwise defined herein, have the same meanings as those assigned thereto in the Loan Agreement. Capitalized terms used herein shall, unless otherwise defined herein or in the Loan Agreement, have the same meanings as those assigned thereto in the Code.

B. PLEDGE. In order to induce Bank to make the loan referenced in the Loan Agreement and as security for the due and punctual payment of the Secured Indebtedness together with any and all reasonable expenses (including reasonable attorney fees) which may be incurred by the Bank in collecting any or all of the Secured Indebtedness or in enforcing any rights hereunder (all such expenses being hereinafter referred to as the "Expenses"), and for other good and valuable consideration, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Bank the Pledged Interest. Pledgor shall execute and deliver any and all financing statements as well as any other documentation required by the Bank in order to register the pledge of the Pledged Interest on the books and records of the Company.

C. DELIVERY OF SHARES. All certificates or instruments representing or evidencing the Pledged Interest shall be delivered to and held by the Bank and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. Upon the occurrence of an Event of Default, the Bank shall have the right, subject to obtaining any required approval of applicable regulatory authorities, to transfer to or register in the name of the Bank or any of its nominees any or all of the Pledged Interest. In addition, the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Interest for certificates or instruments of smaller or larger denominations.

TO HAVE AND TO HOLD the Pledged Interest together with all rights, title, interest, powers, privileges and preferences appertaining or incidental thereto, unto Bank, its successors and assigns, forever as security for the Secured Indebtedness and Expenses, subject, however, to the terms, covenants and conditions hereinafter set forth.

D. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

          1. The Pledged Interest has been duly and validly authorized, executed and issued, and Pledgor owns the same beneficially free and clear of any liens, charges or encumbrances thereon or affecting the title thereto.

          2. Pledgor has good right and lawful authority to pledge and deposit the Pledged Interest as provided herein and warrants and will preserve and defend all right, title and interest in and to the Pledged Interest delivered to Bank hereunder against the claims of all persons, and will maintain and preserve the lien hereof as long as this Pledge Agreement shall remain in full force and effect.

          3. That the Pledged Interests currently represents 989,176 shares or approximately 44% of the issued and outstanding common stock of the Company.

E. DELIVERY OF ADDITIONAL SHARES. In the event that the Pledgor may hereafter acquire, or the Company shall issue, whether by way of stock dividend, stock split or otherwise, any additional common or preferred stock or other securities as a result of or attributable to the registered ownership of the Pledged Interest, such common or preferred stock or other securities shall constitute part of the Pledged Interest as additional security for the Secured Indebtedness and, if the same are received by Pledgor, they will immediately upon receipt thereof deposit, sell, assign, pledge and deliver the same duly endorsed in blank or with stock powers attached to Bank.

F. TRANSFER TO NAME OF NOMINEE. Subject to obtaining any required approval of applicable regulatory authorities, Bank shall have the right to hold the Pledged Interest in the name of Pledgor endorsed or assigned in blank or in favor of Bank, or may have the Pledged Interest registered in the name of any nominee or nominees of Bank or exchange the certificates representing the Pledged Interest for certificates of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

G. VOTING RIGHTS, DISTRIBUTIONS, ETC. So long as no Event of Default (as such term is defined in the Loan Agreement) has occurred, Pledgor shall have the right to vote its interest in the Company and to collect and receive for its own use all distributions and to give waivers and consents with respect to the Pledged Interest and, from time to time, in case any of the Pledged Interest has been transferred into the name of Bank or its nominee or nominees, Bank may execute and deliver or cause to be executed and delivered appropriate powers of attorney or proxies to vote such interest or to execute such waivers or consents, except that any such proxy or power of attorney shall not include any power to vote for or do any act or thing inconsistent with the terms of this Agreement. Upon the occurrence of an Event of Default and the expiration of any applicable periods within which to cure such Default, the Bank shall have the right to vote the interest in the Company represented by the Pledged Interest and to collect and receive for its own use all distributions and to give waivers and consents with respect to the Pledged Interest shall terminate. Upon the occurrence and continuance of an Event of Default, the Bank shall notify the Pledgor in writing if Bank desires to exercise its rights herein with respect to the Pledged Interest, and shall notify Pledgor if the Bank elects that the Pledgor is no longer entitled to exercise any rights with respect to the Pledged Interest.

H. NEGATIVE COVENANTS. Pledgor covenants that, until full payment of the Secured Indebtedness, it shall not permit the Company to allow any dilution of such Pledgor's interest in the Company, or to issue or authorize the issuance of any additional shares of capital stock, without Bank's prior written consent, provided, Company shall be permitted to issue additional shares to Pledgor without the consent of Bank so long as such additional shares are subject to this Agreement.

I. CASH DIVIDENDS: NON-CASH DIVIDENDS. Pledgor's right to receive dividends are subject to those conditions and covenants set forth in the Loan Agreement, as same may be amended from time to time. Upon the occurrence and during the continuance of an Event of Default all cash dividends and all other cash paid or exchangeable with respect to the Collateral shall be paid directly to Bank. Upon the occurrence and during the continuance of an Event of Default, any rights of Pledgor to have non-cash dividends registered in its name and delivered to it pursuant to the terms hereof shall cease and all such non-cash dividends shall be registered by the issuer in the name of Bank and shall be delivered by the issuer directly to the Bank.

J. REMEDIES UPON DEFAULT. If any Event of Default (as such term is defined in the Loan Agreement) shall have occurred and be continuing, Bank, without being required to give any notice to Pledgor, except as hereinafter provided, may sell the Pledged Interest or any part thereof at public or private sale and Bank may be the purchaser of any or all of the Pledged Interest so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under rule of law or statute now existing or hereafter adopted. Bank shall give ten days' written notice of its intention to make any such public or private sale. Such notice in case of public sale shall be held at such time or times within ordinary business hours and at such place or places as Bank may fix in the notice of such sale. At any such sale, the Pledged Interest or any portion thereof to be sold may be sold in one lot as an entirety or in separate parcels as Bank may determine. At any such sale, Bank shall comply with applicable, if any, federal and state securities laws. Bank shall not be obligated to make any sale of the Pledged Interest if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Interest may have been given. Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Interest is made on credit, the Pledged Interest so sold may be retained by Bank until the sale price is paid by the purchaser or purchasers thereof, but Bank shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Interest so sold and, in case of any such failure, such Pledged Interest may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, Bank may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Interest or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

K. APPLICATION OF PROCEEDS OF SALE. The proceeds of the Pledged Interest shall be applied by Bank as follows:

          First: to the payment of any and all Bank's expenses, including reasonable compensation to its agents and attorneys employed in connection therewith;

          Second: to the payment of the Secured Indebtedness and all other obligations; and


          Third: the balance, if any, of such proceeds shall be paid to Pledgor, its successors and assigns, or as a court of competent jurisdiction may direct.

L. BANK APPOINTED ATTORNEY-IN-FACT. Bank is hereby appointed Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Bank may deem necessary or advisable to accomplish the purpose hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as an Event of Default under any Note shall be continuing, Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any distribution in respect of the Pledged Interest or any part thereof and to give full discharge for the same.

M. NO WAIVER. No failure on the part of Bank to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Bank preclude any other or future exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

N. TERMINATION. Upon the payment in full of all the Secured Indebtedness this Pledge Agreement shall terminate and Bank shall forthwith assign, transfer and deliver to Pledgor such of the Pledged Interest, if any, as shall not have been sold or otherwise applied by Bank pursuant to the terms hereof and are still held by it hereunder.

O. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary desirable, or that the Bank may request, in order to perfect and protect the security granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to the Pledged Interest.

P. BINDING AGREEMENT. This Pledge Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that Bank shall not be permitted to assign this Pledge Agreement or any of its rights herein or in the Pledged Interest or other cash or property held by Bank as collateral under this Pledge Agreement.

Q. SUCCESSORS AND ASSIGNS. Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants and agreements in this Pledge Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective executors, administrators, heirs, successors and assigns of the parties hereto.

R. CONSTRUCTION. This Pledge Agreement shall be construed in accordance with and be governed by the laws of the State of Oklahoma. This Pledge Agreement may not be changed orally but only by an agreement in writing signed by the person against whom enforcement of any waiver, change, modification or discharge shall be sought.

S. EVENT OF DEFAULT. The occurrence of any "Event of Default" under the Loan Agreement shall constitute an Event of Default hereunder.

T. CONFLICT. In the event of a conflict between the provisions of this Pledge Agreement and those of the Loan Agreement, the provisions of the Loan Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed on the day and year first above written.

                                       GIBBS HOLDINGS, LLC, an Oklahoma limited liability company

                                       /s/ John Gibbs
                                       -----------------------------------------
                                       By: John Gibbs
                                       Title: Manager

                                       BANCFIRST

                                       /s/ John Huff
                                       -----------------------------------------
                                       By: John Huff
                                       Title: Senior Vice President